COASTAL CARIBBEAN OILS & MINERALS, LTD.

                              N E W S R E L E A S E




                             FLORIDA APPELLATE COURT
                               WILL NOT RECONSIDER
                               COASTAL BOND RULING


          TALLAHASSEE, Fla., May 14, 1996 -- Coastal Petroleum Company said Florida's First District Court of Appeal has refused to rehear the April 4 ruling in which it overturned a State order requiring Coastal to post a $1.9 billion surety bond to obtain an offshore drilling permit.

          The Trustees of the Internal  Improvement Fund of the State of Florida
- -- Gov. Lawton Chiles and his Cabinet -- had petitioned the Court for a rehearing, for an en-banc review, or for certification to the Florida Supreme Court; but all three motions were denied in a one-sentence order last Friday, the company said.

     Coastal  Petroleum  Company  is  a  majority-held   subsidiary  of  Coastal
Caribbean Oils & Minerals, Ltd. [Boston: CCO-B; CCO-BN]


                                      -RMB-


                   Contact: James R. Joyce, at (203) 245-7664